UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2020

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaYarden 4, pob 1026,

Airport City, Israel 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code  +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MYSZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 15, 2020, My Size, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, 514,801 of the Company’s shares of common stock (the “Common Stock”) at a purchase price per share of $3.885 (the “Shares”) for aggregate gross proceeds to the Company of approximately $2.0 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company.

Pursuant to the Purchase Agreement, in a concurrent private placement, the Company has also agreed to sell and issue to the Purchasers warrants to purchase up to 514,801 shares of Common Stock. The warrants will be immediately exercisable and will expire five and one-half years from issuance at an exercise price of $3.76 per share, subject to adjustment as set forth therein. The warrants may be exercised on a cashless basis if there is no effective registration statement registering the shares underlying the warrants.

The offering is expected to close on or about January 17, 2020, subject to satisfaction of customary closing conditions.

The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Company also entered into a letter agreement (the “Placement Agent Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the Company in connection with the offering. The Company agreed to pay Wainwright a cash placement fee equal to 7% of the aggregate purchase price for the shares of Common Stock sold in the offering, a management fee of 1% of the aggregate purchase price for the shares of Common Stock sold in the offering, a non-accountable expense allowance of $65,000 and clearing expenses of $10,000. Wainwright will also receive placement agent warrants on substantially the same terms as the investors in the offering in an amount equal to 6% of the aggregate number of shares of Common Stock sold in the offering, or 30,888 shares of Common Stock, at an exercise price of $4.8563 per share and a term expiring on January 15, 2025.

The shares to be issued in the registered direct offering will be issued pursuant to a prospectus supplement dated as of January 15, 2020 which will be filed with the SEC, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-222535) (the “Registration Statement”), which became effective on January 25, 2018, and the base prospectus dated as of January 25, 2018 contained in such Registration Statement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares or warrants in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The warrants, placement agent warrants and the shares underlying the warrants and placement agent warrants are being offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The investors have represented that they are accredited investors, as that term is defined in Regulation D, or qualified institutional buyer as defined in Rule 144(A)(a), and have acquired the warrants and the shares underlying the warrants as principal for their own account and have no arrangements or understandings for any distribution thereof. The offer and sale of the foregoing securities is being made without any form of general solicitation or advertising. The warrants, placement agent warrants and the shares underlying the warrants and placement agent warrants have not been registered under the Securities Act or applicable state securities laws. Accordingly, the warrants, placement agent warrants and underlying shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

The foregoing descriptions of the Purchase Agreement, warrants and placement agent warrants are not complete and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of McDermott Will & Emery LLP relating to the validity of the shares of common stock issued in the offering is attached as Exhibit 5.1 hereto.

On January 16, 2020, the Company also issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For example, this Current Report states that the offering is expected to close on or about January 17, 2020. In fact, the closing of the offering is subject to various conditions and contingencies as are customary in securities purchase agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, this offering may not close. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Item 3.02.	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the warrants, placement agent warrants and the shares of common stock issuable upon exercise of the warrants and placement agents warrants is incorporated herein by reference.

Item 8.01	Other Events.

Pursuant to that certain At The Market Offering Agreement, dated September 13, 2019 (the “Sales Agreement”), by and between the Company and Wainwright, the Company may offer and sell, from time to time, shares of Common Stock through Wainwright, acting as agent, through an “at the market offering” as defined in Rule 415(a)(4) (the “ATM Offering”) promulgated under the Securities Act. On September 13, 2019, pursuant to the ATM Offering, the Company filed a prospectus supplement pursuant to which the Company may offer and sell, from time to time, shares of Common Stock having an aggregate offering price of up to $5.5 million through Wainwright (the “ATM Prospectus Supplement”). From September 13, 2019 to January 15, 2020, the Company issued and sold 87,756 shares of Common Stock at an average price of $4.77 per share through the ATM Prospectus Supplement, resulting in net proceeds to the Company of $418,524. The Company paid a commission equal to 3.0% of the gross proceeds from the sale of its shares of Common Stock under the ATM Prospectus Supplement. The Company terminated the ATM Prospectus Supplement on January 15, 2020, but the Sales Agreement remains in full force and effect.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

5.1	Opinion of McDermott, Will & Emery LLP
10.1	Form of Securities Purchase Agreement, dated January 15, 2020, by and between the Company and the Purchasers
10.2	Form of Warrant
10.3	Form of Placement Agent Warrant
23.1	Consent of McDermott, Will & Emery LLP (included in Exhibit 5.1)
99.1	Press Release, dated January 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: January 17, 2020	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer

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